The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion. Dated March 10, 2025

PRICING SUPPLEMENT dated March , 2025

(To the Prospectus and Prospectus Supplement, each dated April 13, 2023, Product Supplement no. WF-1-I dated April 13, 2023, Underlying Supplement no. 1-I dated April 13, 2023 and Prospectus Addendum dated June 3, 2024)

Filed Pursuant to Rule 424(b)(2) Registration Statement Nos. 333-270004 and 333-270004-01

JPMorgan Chase Financial Company LLC Global Medium-Term Notes, Series A Fully and Unconditionally Guaranteed by JPMorgan Chase & Co.

Market Linked Securities — Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P MidCap 400® Index, the Russell 2000® Index and the S&P 500® Equal Weight Index due March 19, 2030

■   Linked to the lowest performing of the S&P MidCap 400® Index, the Russell 2000® Index and the S&P 500® Equal Weight Index (each referred to as an “Index”)

■   Unlike ordinary debt securities, the securities do not pay interest or repay a fixed amount of principal at maturity and are subject to potential automatic call upon the terms described below. Whether the securities are automatically called for a fixed call premium or, if not automatically called, the maturity payment amount, will depend, in each case, on the closing level of the lowest performing Index on the relevant call date. The lowest performing Index on any call date is the Index that has the lowest index return on that call date, calculated for each Index as the percentage change from its starting level to its closing level on that call date.

■   Automatic Call. If the closing level of the lowest performing Index on any call date is greater than or equal to its starting level, the securities will be automatically called for the principal amount plus the call premium applicable to that call date. The call premium applicable to each call date will be a percentage of the principal amount that increases for each call date based on a simple (non-compounding) return of approximately at least 9.55% per annum (to be provided in the pricing supplement). Please see “Terms of the Securities — Call Dates and Call Premiums” below for the call dates and call premiums.

■   Maturity Payment Amount. If the securities are not automatically called, at maturity, you will receive a maturity payment amount that could be equal to or less than the principal amount depending on the closing level of the lowest performing Index on the final calculation day as follows:

▪      If the closing level of the lowest performing Index on the final calculation day is greater than or equal to 75% of its starting level (its “threshold level”), you will receive the principal amount.

▪      If the closing level of the lowest performing Index on the final calculation day is less than its threshold level, you will have full downside exposure to the decrease in the level of that Index from its starting level, and you will lose more than 25%, and possibly all, of the principal amount.

■   Investors may lose some or all of the principal amount.

■   Any positive return on the securities will be limited to the applicable call premium, even if the closing level of the lowest performing Index on the applicable call date significantly exceeds its starting level. You will not participate in any appreciation of any Index beyond the applicable fixed call premium.

■    Your return on the securities will depend solely on the performance of the lowest performing Index on each call date. You will not benefit in any way from the performance of the better performing Indices. Therefore, you will be adversely affected if any Index performs poorly, even if the other Indices perform favorably.

■   The securities are unsecured and unsubordinated obligations of JPMorgan Chase Financial Company LLC, which we refer to as JPMorgan Financial, the payment on which is fully and unconditionally guaranteed by JPMorgan Chase & Co. Any payment on the securities is subject to the credit risk of JPMorgan Financial, as issuer of the securities, and the credit risk of JPMorgan Chase & Co., as guarantor of the securities.

■   No periodic interest payments or dividends

■   No exchange listing; designed to be held to maturity

The securities have complex features and investing in the securities involves risks not associated with an investment in conventional debt securities. See “Risk Factors” beginning on page S-2 of the accompanying prospectus supplement, Annex A to the accompanying prospectus addendum, “Risk Factors” beginning on page PS-11 of the accompanying product supplement and “Selected Risk Considerations” on page PS-10 in this pricing supplement.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this pricing supplement or the accompanying product supplement, underlying supplement, prospectus supplement, prospectus and prospectus addendum. Any representation to the contrary is a criminal offense.

	Price to Public(1)	Fees and Commissions(2)(3)	Proceeds to Issuer
Per Security	$1,000.00	$10.00	$990.00
Total
(1)	See “Supplemental Use of Proceeds” in this pricing supplement for information about the components of the price to public of the securities.
(2)	Wells Fargo Securities, LLC, which we refer to as WFS, acting as agent for JPMorgan Financial, will receive selling commissions from us of up to $10.00 per security. WFS has advised us that it may provide dealers, which may include Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of WFS’s affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), with a selling concession of $0.875 per security. In addition to the concession allowed to WFA, WFS has advised us that it may pay $0.75 per security of the selling commissions to WFA as a distribution expense fee for each security sold by WFA. See “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.
(3)	In respect of certain securities sold in this offering, J.P. Morgan Securities LLC, which we refer to as JPMS, may pay a fee of up to $0.875 per security to selected dealers in consideration for marketing and other services in connection with the distribution of the securities to other dealers.

If the securities priced today, the estimated value of the securities would be approximately $960.10 per security. The estimated value of the securities, when the terms of the securities are set, will be provided in the pricing supplement and will not be less than $940.00 per security. See “The Estimated Value of the Securities” in this pricing supplement for additional information.

The securities are not bank deposits, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and are not obligations of, or guaranteed by, a bank.

Wells Fargo Securities

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P MidCap 400® Index, the Russell 2000® Index and the S&P 500® Equal Weight Index due January 4, 2028

Terms of the Securities

Issuer:	JPMorgan Chase Financial Company LLC, a direct, wholly owned finance subsidiary of JPMorgan Chase & Co.
Guarantor:	JPMorgan Chase & Co.
Indices:	S&P MidCap 400® Index (Bloomberg ticker: MID), Russell 2000® Index (Bloomberg ticker: RTY) and S&P 500® Equal Weight Index (Bloomberg ticker: SPW) (each referred to as an “Index,” and collectively as the “Indices”)
Pricing Date[1]:	March 14, 2025
Issue Date[1]:	March 19, 2025
Stated Maturity Date[1,2]:	March 19, 2030
Principal Amount:	$1,000 per security. References in this pricing supplement to a “security” are to a security with a principal amount of $1,000.
Automatic Call:

If the closing level of the lowest performing Index on any call date is greater than or equal to its starting level, the securities will be automatically called, and on the related call settlement date you will be entitled to receive a cash payment per security in U.S. dollars equal to the principal amount plus the call premium applicable to the relevant call date. The final call date is the final calculation day, and payment upon an automatic call on the final calculation day, if applicable, will be made on the stated maturity date.

Any positive return on the securities will be limited to the applicable call premium, even if the closing level of the lowest performing Index on the applicable call date significantly exceeds its starting level. You will not participate in any appreciation of any Index beyond the applicable call premium.

If the securities are automatically called, they will cease to be outstanding on the related call settlement date and you will have no further rights under the securities after that call settlement date.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P MidCap 400® Index, the Russell 2000® Index and the S&P 500® Equal Weight Index due January 4, 2028

The call premium applicable to each call date will be a percentage of the principal amount that increases for each call date based on a simple (non-compounding) return of approximately at least 9.55% per annum (to be provided in the pricing supplement).

The actual call premium and payment per security upon an automatic call that is applicable to each call date will be provided in the pricing supplement and will be at least the minimum amount specified in the table below.

	Call Date	Call Premium	Payment per Security upon an Automatic Call
Call Dates[1,2] and Call Premiums:	March 19, 2026 September 21, 2026 March 19, 2027 September 20, 2027 March 20, 2028 September 19, 2028 March 19, 2029 September 19, 2029 March 14, 2030 (the “final calculation day”)

At least 9.550% of the principal amount

At least 14.325% of the principal amount

At least 19.100% of the principal amount

At least 23.875% of the principal amount

At least 28.650% of the principal amount

At least 33.425% of the principal amount

At least 38.200% of the principal amount

At least 42.975% of the principal amount

At least 47.750% of the principal amount

At least $95.50 At least $143.25 At least $191.00 At least $238.75 At least $286.50 At least $334.25 At least $382.00 At least $429.75 At least $477.50

Call Settlement Date[1,2]:	Three business days after the applicable call date, provided that the call settlement date for the final call date is the stated maturity date
Maturity Payment Amount:

If the securities are not automatically called, then on the stated maturity date, you will be entitled to receive a cash payment per security in U.S. dollars equal to the maturity payment amount. The “maturity payment amount” per security will equal:

•         if the ending level of the lowest performing Index on the final calculation day is less than its starting level but greater than or equal to its threshold level: $1,000; or

•         if the ending level of the lowest performing Index on the final calculation day is less than its threshold level:

$1,000 + ($1,000 × index return of the lowest performing Index on the final calculation day)

If the securities are not automatically called and the ending level of the lowest performing Index on the final calculation day is less than its threshold level, you will have full downside exposure to the decrease in the level of that Index from its starting level, and you will lose more than 25%, and possibly all, of the principal amount of your securities at maturity.

Lowest Performing Index:	For any call date, the “lowest performing Index” will be the Index with the lowest index return on that call date.
Index Return:

For any call date, the “index return” of an Index is the percentage change from its starting level to its closing level on that call date, calculated as follows:

closing level on that call date – starting level

  starting level

Threshold Level:

With respect to the S&P MidCap 400® Index: , which is equal to 75% of its starting level

With respect to the Russell 2000® Index: , which is equal to 75% of its starting level

With respect to the S&P 500® Equal Weight Index: , which is equal to 75% of its starting level

Starting Level:

With respect to the S&P MidCap 400® Index: , its closing level on the pricing date

With respect to the Russell 2000® Index: , its closing level on the pricing date

With respect to the S&P 500® Equal Weight Index: , its closing level on the pricing date

Ending Level:	The “ending level” of an Index will be its closing level on the final calculation day.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P MidCap 400® Index, the Russell 2000® Index and the S&P 500® Equal Weight Index due January 4, 2028

Closing Level:	With respect to each Index, “closing level” has the meaning set forth under “The Underlyings — Indices — Certain Definitions” in the accompanying product supplement.
Additional Terms:	Terms used in this pricing supplement, but not defined herein, will have the meanings ascribed to them in the accompanying product supplement.
Calculation Agent:	J.P. Morgan Securities LLC (“JPMS”)
Tax Considerations:	For a discussion of the material U.S. federal income tax consequences of the ownership and disposition of the securities, see “Tax Considerations.”
Denominations:	$1,000 and any integral multiple of $1,000
CUSIP:	48136CPE3
Fees and Commissions:

Wells Fargo Securities, LLC, which we refer to as WFS, acting as agent for JPMorgan Financial, will receive selling commissions from us of up to $10.00 per security. WFS has advised us that it may provide dealers, which may include Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of WFS’s affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), with a selling concession of $0.875 per security. In addition to the concession allowed to WFA, WFS has advised us that it may pay $0.75 per security of the selling commissions to WFA as a distribution expense fee for each security sold by WFA. See “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.

In addition, in respect of certain securities sold in this offering, JPMS may pay a fee of up to $0.875 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

We, WFS or an affiliate may enter into swap agreements or related hedge transactions with one of our or their other affiliates or unaffiliated counterparties in connection with the sale of the securities and JPMS, WFS and/or an affiliate may earn additional income as a result of payments pursuant to the swap or related hedge transactions. See “Supplemental Use of Proceeds” below and “Use of Proceeds and Hedging” in the accompanying product supplement.

1 Expected. In the event that we make any change to the expected pricing date or issue date, the call dates (including the final calculation day), the call settlement dates and/or the stated maturity date may be changed so that the stated term of the securities remains the same.

2 Subject to postponement in the event of a non-trading day or a market disruption event and as described under “General Terms of Notes — Postponement of a Determination Date — Notes Linked to Multiple Underlyings” and “General Terms of Notes — Postponement of a Payment Date” in the accompanying product supplement. For purposes of the accompanying product supplement, the call dates are Determination Dates and the call settlement dates are Payment Dates.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P MidCap 400® Index, the Russell 2000® Index and the S&P 500® Equal Weight Index due January 4, 2028

Additional Information about the Issuer, the Guarantor and the Securities

You may revoke your offer to purchase the securities at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase, the securities prior to their issuance. In the event of any changes to the terms of the securities, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes, in which case we may reject your offer to purchase.

You should read this pricing supplement together with the accompanying prospectus, as supplemented by the accompanying prospectus supplement relating to our Series A medium-term notes of which these securities are a part, the accompanying prospectus addendum and the more detailed information contained in the accompanying product supplement and the accompanying underlying supplement. This pricing supplement, together with the documents listed below, contains the terms of the securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in the “Risk Factors” sections of the accompanying prospectus supplement and the accompanying product supplement and in Annex A to the accompanying prospectus addendum, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the securities.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Product supplement no. WF-1-I dated April 13, 2023: http://www.sec.gov/Archives/edgar/data/19617/000121390023029547/ea152823_424b2.pdf
•	Underlying supplement no. 1-I dated April 13, 2023: http://www.sec.gov/Archives/edgar/data/19617/000121390023029543/ea151873_424b2.pdf
•	Prospectus supplement and prospectus, each dated April 13, 2023: http://www.sec.gov/Archives/edgar/data/19617/000095010323005751/crt_dp192097-424b2.pdf
•	Prospectus addendum dated June 3, 2024:

http://www.sec.gov/Archives/edgar/data/1665650/000095010324007599/dp211753_424b3.htm

Our Central Index Key, or CIK, on the SEC website is 1665650, and JPMorgan Chase & Co.’s CIK is 19617. As used in this pricing supplement, “we,” “us” and “our” refer to JPMorgan Financial.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P MidCap 400® Index, the Russell 2000® Index and the S&P 500® Equal Weight Index due January 4, 2028

The Estimated Value of the Securities

The estimated value of the securities set forth on the cover of this pricing supplement is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the securities, valued using the internal funding rate described below, and (2) the derivative or derivatives underlying the economic terms of the securities. The estimated value of the securities does not represent a minimum price at which JPMS would be willing to buy your securities in any secondary market (if any exists) at any time. The internal funding rate used in the determination of the estimated value of the securities may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the securities as well as the higher issuance, operational and ongoing liability management costs of the securities in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the securities. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the securities and any secondary market prices of the securities. For additional information, see “Selected Risk Considerations — Risks Relating to the Estimated Value and Secondary Market Prices of the Securities — The Estimated Value of the Securities Is Derived by Reference to an Internal Funding Rate” in this pricing supplement. The value of the derivative or derivatives underlying the economic terms of the securities is derived from internal pricing models of our affiliates. These models are dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, dividend rates, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, the estimated value of the securities is determined when the terms of the securities are set based on market conditions and other relevant factors and assumptions existing at that time. See “Selected Risk Considerations — Risks Relating to the Estimated Value and Secondary Market Prices of the Securities — The Estimated Value of the Securities Does Not Represent Future Values of the Securities and May Differ from Others’ Estimates” in this pricing supplement.

The estimated value of the securities will be lower than the original issue price of the securities because costs associated with selling, structuring and hedging the securities are included in the original issue price of the securities. These costs include the selling commissions paid to WFS (which WFS has advised us includes selling concessions and distribution expense fees), the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities and the estimated cost of hedging our obligations under the securities. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. A portion of the profits, if any, realized in hedging our obligations under the securities may be allowed to other affiliated or unaffiliated dealers, and we or one or more of our affiliates will retain any remaining hedging profits. See “Selected Risk Considerations — Risks Relating to the Estimated Value and Secondary Market Prices of the Securities — The Estimated Value of the Securities Will Be Lower Than the Original Issue Price (Price to Public) of the Securities” in this pricing supplement.

Secondary Market Prices of the Securities

For information about factors that will impact any secondary market prices of the securities, see “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Notes — Secondary market prices of the securities will be impacted by many economic and market factors” in the accompanying product supplement. In addition, we generally expect that some of the costs included in the original issue price of the securities will be partially paid back to you in connection with any repurchases of your securities by JPMS in an amount that will decline to zero over an initial predetermined period that is intended to be approximately five months. The length of any such initial period reflects the structure of the securities, whether our affiliates expect to earn a profit in connection with our hedging activities, the estimated costs of hedging the securities and when these costs are incurred, as determined by our affiliates. See “Selected Risk Considerations — Risks Relating to the Estimated Value and Secondary Market Prices of the Securities — The Value of the Securities as Published by JPMS (and Which May Be Reflected on Customer Account Statements) May Be Higher Than the Then-Current Estimated Value of the Securities for a Limited Time Period” in this pricing supplement.

Supplemental Use of Proceeds

The securities are offered to meet investor demand for products that reflect the risk-return profile and market exposure provided by the securities. See “Hypothetical Examples and Returns” in this pricing supplement for an illustration of the risk-return profile of the securities and “The S&P MidCap 400® Index,” “The Russell 2000® Index” and “The S&P 500® Equal Weight Index” in this pricing supplement for a description of the market exposure provided by the securities.

The original issue price of the securities is equal to the estimated value of the securities plus the selling commissions paid to WFS (which WFS has advised us includes selling concessions and distribution expense fees), plus (minus) the projected profits (losses) that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities, plus the estimated cost of hedging our obligations under the securities.

Supplemental Terms of the Securities

Any values of the Indices, and any values derived therefrom, included in this pricing supplement may be corrected, in the event of manifest error or inconsistency, by amendment of this pricing supplement and the corresponding terms of the securities. Notwithstanding anything to the contrary in the indenture governing the securities, that amendment will become effective without consent of the holders of the securities or any other party.

Notwithstanding anything to the contrary in the accompanying product supplement, any dollar amount payable on the securities will be rounded to the nearest cent, with one-half cent rounded upward.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P MidCap 400® Index, the Russell 2000® Index and the S&P 500® Equal Weight Index due January 4, 2028

Investor Considerations

The securities are not appropriate for all investors. The securities may be an appropriate investment for you if all of the following statements are true:

▪	You do not seek an investment that produces periodic interest or coupon payments or other sources of current income.
▪	You anticipate that the closing level of the lowest performing Index on at least one call date will be greater than or equal to its starting level.
▪	You are willing and able to accept that you will not participate in any appreciation of any Index, which may be significant, and that any potential return on the securities is limited to the applicable call premium, if any, paid on the securities.
▪	You are willing and able to accept the risk that, if the securities are not automatically called and the ending level of the lowest performing Index on the final calculation day is less than its threshold level, you will lose more than 25%, and possibly all, of the principal amount of your securities at maturity.
▪	You are willing and able to accept the risk that the securities may be automatically called, that you will not receive a higher call premium payable with respect to a later call date if the securities are called on an earlier call date and that you may not be able to reinvest your money in an alternative investment with comparable risk and yield.
▪	You understand that the return on the securities will depend solely on the performance of the lowest performing Index on each call date and that you will not benefit in any way from the performance of the better performing Indices.
▪	You understand that the securities are riskier than alternative investments linked to only one of the Indices or linked to a basket composed of the Indices.
▪	You understand and are willing to accept the full downside risks of all of the Indices.
▪	You are willing and able to accept the risks associated with an investment linked to the performance of the lowest performing Index, as explained in more detail in the “Selected Risk Considerations” section of this pricing supplement.
▪	You understand and accept that you will not be entitled to receive dividends or distributions that may be paid to holders of the securities composing the Indices, nor will you have any voting rights with respect to the securities composing the Indices.
▪	You do not seek an investment for which there will be an active secondary market and you are willing and able to hold the securities to maturity if the securities are not automatically called.
▪	You are willing and able to assume our and JPMorgan Chase & Co.’s credit risks for all payments on the securities.

The securities may not be an appropriate investment for you if any of the following statements are true:

▪	You seek an investment that produces periodic interest or coupon payments or other sources of current income.
▪	You anticipate that the closing level of the lowest performing Index on each call date will be less than its starting level.
▪	You seek an investment that participates in the full appreciation of any or all of the Indices rather than an investment with a return that is limited to the applicable call premium, if any, paid on the securities.
▪	You seek an investment that provides for the full repayment of principal at maturity and/or you are unwilling or unable to accept the risk that, if the securities are not automatically called and the ending level of the lowest performing Index on the final calculation day is less than its threshold level, you will lose more than 25%, and possibly all, of the principal amount of your securities at maturity.
▪	You are unwilling or unable to accept the risk that the securities may be automatically called, that you will not receive a higher call premium payable with respect to a later call date if the securities are called on an earlier call date and that you may not be able to reinvest your money in an alternative investment with comparable risk and yield.
▪	You seek exposure to a basket composed of all of the Indices or a similar investment in which the overall return is based on a blend of the performances of the Indices, rather than solely on the lowest performing Index on a call date.
▪	You are unwilling to accept the risk of exposure to each of the Indices.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P MidCap 400® Index, the Russell 2000® Index and the S&P 500® Equal Weight Index due January 4, 2028

▪	You are unwilling or unable to accept the risks associated with an investment linked to the performance of the lowest performing Index, as explained in more detail in the “Selected Risk Considerations” section of this pricing supplement.
▪	You seek an investment that entitles you to dividends or distributions on, or voting rights related to, the securities composing the Indices.
▪	You seek an investment for which there will be an active secondary market and/or you are unwilling or unable to hold the securities to maturity if the securities are not automatically called.
▪	You are unwilling or unable to assume our and JPMorgan Chase & Co.’s credit risks for all payments on the securities.

The considerations identified above are not exhaustive. Whether or not the securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the securities in light of your particular circumstances. You should also review carefully the “Selected Risk Considerations” section in this pricing supplement, the “Risk Factors” sections in the accompanying prospectus supplement and product supplement and Annex A to the accompanying prospectus addendum. For more information about the Indices, please see the sections titled “The S&P MidCap 400® Index,” “The Russell 2000® Index” and “The S&P 500® Equal Weight Index” below.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P MidCap 400® Index, the Russell 2000® Index and the S&P 500® Equal Weight Index due January 4, 2028

Determining Timing and Amount of Payment on the Securities

Whether the securities are automatically called on any call date for the applicable call premium will each be determined based on the closing level of the lowest performing Index on the applicable call date as follows:

Step 1: Determine which Index is the lowest performing Index on the relevant call date. The lowest performing Index on any call date is the Index that has the lowest index return on that call date, calculated for each Index as the percentage change from its starting level to its closing level on that call date.

Step 2: Determine whether the securities will be automatically called based on the closing level of the lowest performing Index on the relevant call date, as follows:

If the securities are not automatically called, then on the stated maturity date, you will receive a cash payment per security (the maturity payment amount) calculated as follows:

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P MidCap 400® Index, the Russell 2000® Index and the S&P 500® Equal Weight Index due January 4, 2028

Selected Risk Considerations

An investment in the securities involves significant risks. Investing in the securities is not equivalent to investing directly in any or all of the Indices or their components. Some of the risks that apply to an investment in the securities are summarized below, but we urge you to read the more detailed explanation of risks relating to the securities generally in the “Risk Factors” sections of the accompanying prospectus supplement and the accompanying product supplement and in Annex A to the accompanying prospectus addendum. You should not purchase the securities unless you understand and can bear the risks of investing in the securities.

Risks Relating to the Securities Generally

•	If the Securities Are Not Automatically Called and the Ending Level of the Lowest Performing Index on the Final Calculation Day Is Less Than Its Threshold Level, You Will Lose More Than 25%, and Possibly All, of the Principal Amount of Your Securities at Maturity — The securities do not guarantee the full return of principal. If the securities are not automatically called, the return on the securities at maturity is linked to the performance of the lowest performing Index on the final calculation day and will depend on the extent to which that Index has depreciated. If the ending level of the lowest performing Index on the final calculation day is less than its threshold level, you will lose 1% of the principal amount of the securities for every 1% that its ending level is less than its starting level. Accordingly, under these circumstances, you will lose more than 25%, and possibly all, of your principal amount at maturity.
•	The Potential Return on the Securities Is Limited to the Call Premium — The potential return on the securities is limited to the applicable call premium, regardless of any appreciation of any Index, which may be significant. You will not participate in any appreciation of any Index. Therefore, your return on the securities may be lower than the return on a direct investment in the Indices. Furthermore, if the securities are called on an earlier call date, you will receive a lower call premium than if the securities were called on a later call date, and accordingly, if the securities are called on one of the earlier call dates, you will not receive the highest potential call premium.
•	You Will Be Subject to Reinvestment Risk — If your securities are automatically called early, the term of the securities may be reduced to as short as approximately one year. There is no guarantee that you would be able to reinvest the proceeds from an investment in the securities at a comparable return for a similar level of risk in the event the securities are automatically called prior to maturity. Even in cases where the securities are called before maturity, you are not entitled to any fees and commissions described on the front cover of this pricing supplement.
•	The Securities Are Subject to the Credit Risks of JPMorgan Financial and JPMorgan Chase & Co. — Investors are dependent on our and JPMorgan Chase & Co.’s ability to pay all amounts due on the securities. Any actual or potential change in our or JPMorgan Chase & Co.’s creditworthiness or credit spreads, as determined by the market for taking that credit risk, is likely to adversely affect the value of the securities. If we and JPMorgan Chase & Co. were to default on our payment obligations, you may not receive any amounts owed to you under the securities and you could lose your entire investment.
•	As a Finance Subsidiary, JPMorgan Financial Has No Independent Operations and Has Limited Assets — As a finance subsidiary of JPMorgan Chase & Co., we have no independent operations beyond the issuance and administration of our securities and the collection of intercompany obligations. Aside from the initial capital contribution from JPMorgan Chase & Co., substantially all of our assets relate to obligations of JPMorgan Chase & Co. to make payments under loans made by us to JPMorgan Chase & Co. or under other intercompany agreements. As a result, we are dependent upon payments from JPMorgan Chase & Co. to meet our obligations under the securities. We are not a key operating subsidiary of JPMorgan Chase & Co. and in a bankruptcy or resolution of JPMorgan Chase & Co. we are not expected to have sufficient resources to meet our obligations in respect of the securities as they come due. If JPMorgan Chase & Co. does not make payments to us and we are unable to make payments on the securities, you may have to seek payment under the related guarantee by JPMorgan Chase & Co., and that guarantee will rank pari passu with all other unsecured and unsubordinated obligations of JPMorgan Chase & Co. For more information, see the accompanying prospectus addendum.
•	You Are Exposed to the Risk of Decline in the Level of Each Index— Payments on the securities are not linked to a basket composed of the Indices and are contingent upon the performance of each individual Index. Poor performance by any of the Indices over the term of the securities may result in the securities not being automatically called on a call date and may negatively affect your maturity payment amount and will not be offset or mitigated by positive performance by the other Indices. Any payment on the securities will be determined by the lowest performing Index on the relevant call date.
•	Your Maturity Payment Amount Will Be Determined by the Lowest Performing Index — Because, if the securities have not been automatically called, the maturity payment amount will be determined based on the performance of the lowest performing Index on the final calculation day, you will not benefit from the performance of the other Indices. Accordingly, if the ending level of any Index is less than its threshold level, you will lose some or all of your principal amount at maturity, even if the ending level of each of the other Indices is greater than or equal to its starting level.
•	You Will Be Subject to Risks Resulting from the Relationship Among the Indices — It is preferable from your perspective for the Indices to be correlated with each other so that their levels will tend to increase or decrease at similar times and by similar magnitudes. By investing in the securities, you assume the risk that the Indices will not exhibit this relationship. The

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P MidCap 400® Index, the Russell 2000® Index and the S&P 500® Equal Weight Index due January 4, 2028

less correlated the Indices, the more likely it is that one of the Indices will be performing poorly at any time over the term of the securities. All that is necessary for the securities to perform poorly is for any of the Indices to perform poorly; the performance of the better performing Indices is not relevant to your return on the securities. It is impossible to predict what the relationship among the Indices will be over the term of the securities.

•	The Benefit Provided by the Threshold Level May Terminate on the Final Calculation Day — If the securities are not automatically called and the ending level of any Index is less than its threshold level, the benefit provided by the threshold level will terminate and you will be fully exposed to any depreciation of the lowest performing Index on the final calculation day.
•	No Interest or Dividend Payments or Voting Rights — As a holder of the securities, you will not receive interest payments, and you will not have voting rights or rights to receive cash dividends or other distributions or other rights that holders of the securities included in the Indices would have.
•	Lack of Liquidity — The securities will not be listed on any securities exchange. Accordingly, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which JPMS or WFS is willing to buy the securities. You may not be able to sell your securities. The securities are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your securities to maturity.
•	The Final Terms and Estimated Valuation of the Securities Will Be Provided in the Pricing Supplement — You should consider your potential investment in the securities based on the minimums for the estimated value of the securities and the call premiums.
•	The U.S. Federal Tax Consequences of the Securities Are Uncertain, and May Be Adverse to a Holder of the Securities — See “Tax Considerations” below and “Risk Factors — Risks Relating to the Notes Generally — The tax consequences of an investment in the notes are uncertain” in the accompanying product supplement.

Risks Relating to Conflicts of Interest

•	Potential Conflicts — We and our affiliates play a variety of roles in connection with the issuance of the securities, including acting as calculation agent and hedging our obligations under the securities and making the assumptions used to determine the pricing of the securities and the estimated value of the securities when the terms of the securities are set, which we refer to as the estimated value of the securities. In performing these duties, our and JPMorgan Chase & Co.’s economic interests and the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the securities. In addition, our and JPMorgan Chase & Co.’s business activities, including hedging and trading activities, could cause our and JPMorgan Chase & Co.’s economic interests to be adverse to yours and could adversely affect any payment on the securities and the value of the securities. It is possible that hedging or trading activities of ours or our affiliates in connection with the securities could result in substantial returns for us or our affiliates while the value of the securities declines. Please refer to “Risk Factors — Risks Relating to Conflicts of Interest” in the accompanying product supplement for additional information about these risks.

Risks Relating to the Estimated Value and Secondary Market Prices of the Securities

•	The Estimated Value of the Securities Will Be Lower Than the Original Issue Price (Price to Public) of the Securities — The estimated value of the securities is only an estimate determined by reference to several factors. The original issue price of the securities will exceed the estimated value of the securities because costs associated with selling, structuring and hedging the securities are included in the original issue price of the securities. These costs include the selling commissions, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities and the estimated cost of hedging our obligations under the securities. See “The Estimated Value of the Securities” in this pricing supplement.
•	The Estimated Value of the Securities Does Not Represent Future Values of the Securities and May Differ from Others’ Estimates — The estimated value of the securities is determined by reference to internal pricing models of our affiliates when the terms of the securities are set. This estimated value of the securities is based on market conditions and other relevant factors existing at that time and assumptions about market parameters, which can include volatility, dividend rates, interest rates and other factors. Different pricing models and assumptions could provide valuations for the securities that are greater than or less than the estimated value of the securities. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the value of the securities could change significantly based on, among other things, changes in market conditions, our or JPMorgan Chase & Co.’s creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which JPMS would be willing to buy securities from you in secondary market transactions. See “The Estimated Value of the Securities” in this pricing supplement.
•	The Estimated Value of the Securities Is Derived by Reference to an Internal Funding Rate — The internal funding rate used in the determination of the estimated value of the securities may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the securities as well as the higher issuance, operational and

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P MidCap 400® Index, the Russell 2000® Index and the S&P 500® Equal Weight Index due January 4, 2028

ongoing liability management costs of the securities in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the securities. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the securities and any secondary market prices of the securities. See “The Estimated Value of the Securities” in this pricing supplement.

•	The Value of the Securities as Published by JPMS (and Which May Be Reflected on Customer Account Statements) May Be Higher Than the Then-Current Estimated Value of the Securities for a Limited Time Period — We generally expect that some of the costs included in the original issue price of the securities will be partially paid back to you in connection with any repurchases of your securities by JPMS in an amount that will decline to zero over an initial predetermined period. These costs can include selling commissions, projected hedging profits, if any, and, in some circumstances, estimated hedging costs and our internal secondary market funding rates for structured debt issuances. See “Secondary Market Prices of the Securities” in this pricing supplement for additional information relating to this initial period. Accordingly, the estimated value of your securities during this initial period may be lower than the value of the securities as published by JPMS (and which may be shown on your customer account statements).
•	Secondary Market Prices of the Securities Will Likely Be Lower Than the Original Issue Price of the Securities — Any secondary market prices of the securities will likely be lower than the original issue price of the securities because, among other things, secondary market prices take into account our internal secondary market funding rates for structured debt issuances and, also, because secondary market prices may exclude selling commissions, projected hedging profits, if any, and estimated hedging costs that are included in the original issue price of the securities. As a result, the price, if any, at which JPMS will be willing to buy securities from you in secondary market transactions, if at all, is likely to be lower than the original issue price. Any sale by you prior to the stated maturity date could result in a substantial loss to you. See the immediately following risk consideration for information about additional factors that will impact any secondary market prices of the securities.

The securities are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your securities to maturity. See “— Risks Relating to the Securities Generally — Lack of Liquidity” above.

•	Many Economic and Market Factors Will Impact the Value of the Securities — As described under “The Estimated Value of the Securities” in this pricing supplement, the securities can be thought of as securities that combine a fixed-income debt component with one or more derivatives. As a result, the factors that influence the values of fixed-income debt and derivative instruments will also influence the terms of the securities at issuance and their value in the secondary market. Accordingly, the secondary market price of the securities during their term will be impacted by a number of economic and market factors, which may either offset or magnify each other, aside from the selling commissions, projected hedging profits, if any, estimated hedging costs and the levels of the Indices, including:
•	any actual or potential change in our or JPMorgan Chase & Co.’s creditworthiness or credit spreads;
•	customary bid-ask spreads for similarly sized trades;
•	our internal secondary market funding rates for structured debt issuances;
•	the actual and expected volatility of the Indices;
•	the time to maturity of the securities;
•	the dividend rates on the equity securities included in the Indices;
•	the actual and expected positive or negative correlation among the Indices, or the actual or expected absence of any such correlation;
•	interest and yield rates in the market generally; and
•	a variety of other economic, financial, political, regulatory and judicial events.

Additionally, independent pricing vendors and/or third party broker-dealers may publish a price for the securities, which may also be reflected on customer account statements.  This price may be different (higher or lower) than the price of the securities, if any, at which JPMS may be willing to purchase your securities in the secondary market.

Risks Relating to the Indices

•	Each of JPMorgan Chase & Co. and Wells Fargo & Company (the Parent Company of WFS) Is Currently One of the Companies that Make Up the S&P 500® Equal Weight Index — Each of JPMorgan Chase & Co. and Wells Fargo & Company (the parent company of WFS) is currently one of the companies that make up the S&P 500® Equal Weight Index. JPMorgan Chase & Co. and Wells Fargo & Company will not have any obligation to consider your interests as a holder of the securities in taking any corporate action that might affect the value of the S&P 500® Equal Weight Index and the securities.
•	An Investment in the Securities Is Subject to Risks Associated with Mid-Size and Small Capitalization Stocks with Respect to the S&P MidCap 400® Index and the Russell 2000® Index — The equity securities included in the S&P MidCap 400® Index and the Russell 2000® Index are issued by companies with mid-size or small market capitalization. The stock

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P MidCap 400® Index, the Russell 2000® Index and the S&P 500® Equal Weight Index due January 4, 2028

prices of smaller companies may be more volatile than stock prices of large capitalization companies.  Mid-size and small capitalization companies may be less able to withstand adverse economic, market, trade and competitive conditions relative to larger companies.  These companies tend to be less well-established than large market capitalization companies.  Mid-size and small capitalization companies are less likely to pay dividends on their stocks, and the presence of a dividend payment could be a factor that limits downward stock price pressure under adverse market conditions.

•	Any Payment on the Securities Will Depend upon the Performance of Each Index and Therefore the Securities Are Subject to the Following Risks, Each as Discussed in More Detail in the Accompanying Product Supplement.
•	You Will Have No Ownership Rights in Any Index or Any of the Securities Underlying the Indices. Investing in the securities is not equivalent to investing directly in any or all of the Indices or any of the securities underlying the Indices or exchange-traded or over-the-counter instruments based on any of the foregoing. As an investor in the securities, you will not have any ownership interests or rights in any of the foregoing.
•	Historical Levels of an Index Should Not Be Taken as an Indication of the Future Performance of That Index During the Term of the Securities.
•	The Sponsor of an Index May Adjust That Index in a Way That Affects Its Level, and No Index Sponsor Has an Obligation to Consider Your Interests.
•	We Cannot Control Actions by Any of the Unaffiliated Companies Whose Securities Are Included in an Index.
•	We and Our Affiliates Have No Affiliation with Any Index Sponsor and Have Not Independently Verified Its Public Disclosure of Information.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P MidCap 400® Index, the Russell 2000® Index and the S&P 500® Equal Weight Index due January 4, 2028

Hypothetical Examples and Returns

The payout profile, return table and examples below illustrate the hypothetical payments upon an automatic call or at stated maturity for a security on a hypothetical offering of securities under various scenarios, with the assumptions set forth in the table below. The terms used for purposes of these hypothetical examples do not represent the actual starting level or threshold level of any Index.

The hypothetical starting level of 100.00 for each Index has been chosen for illustrative purposes only and may not represent a likely actual starting level for any Index. The actual starting level for each Index will be the closing level of that Index on the pricing date and will be specified in the pricing supplement. For historical data regarding the actual closing levels of the Indices, please see the historical information set forth under “The S&P MidCap 400® Index,” “The Russell 2000® Index” and “The S&P 500® Equal Weight Index” in this pricing supplement.

The payout profile, return table and examples below assume that an investor purchases the securities for $1,000 per security. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis. The payout profile, return table and examples below do not take into account any tax consequences from investing in the securities. The actual payment upon an automatic call or the maturity payment amount, as applicable, and resulting pre-tax total rate of return will depend on the actual terms of the securities.

Hypothetical Call Premiums:	Call Date	Call Premium*
	1st call date	At least 9.550% of the principal amount
	2nd call date	At least 14.325% of the principal amount
	3rd call date	At least 19.100% of the principal amount
	4th call date	At least 23.875% of the principal amount
	5th call date	At least 28.650% of the principal amount
	6th call date	At least 33.425% of the principal amount
	7th call date	At least 38.200% of the principal amount
	8th call date	At least 42.975% of the principal amount
	Final call date (final calculation day)	At least 47.750% of the principal amount
*Based on the minimums for the call premiums
Hypothetical Starting Level:	With respect to each Index, 100.00
Hypothetical Threshold Level:	With respect to each Index, 75.00 (75% of its hypothetical starting level)

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P MidCap 400® Index, the Russell 2000® Index and the S&P 500® Equal Weight Index due January 4, 2028

Hypothetical Payout Profile*

First Call Date
Fifth Call Date
Final Call Date
Maturity Payment Amount
Lowest Performing Index
Final call date (call premium: 47.75%)
Fifth call date (call premium: 28.65%)
First call date (call premium: 9.55%)
contingent downside exposure
for decrease of more than 25%
-25%
Security Return
60%
40%
20%
0%
-20%
-40%
-60%
-80%
-100%
-100%
-80%
-60%
-40%
-20%
0%
20%
40%
60%
Hypothetical Percentage Change in Closing Level of Lowest Performing Index from Pricing Date to Applicable Call Date

*Not all call dates reflected; reflects only the first, fifth and final call dates for illustrative purposes only

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P MidCap 400® Index, the Russell 2000® Index and the S&P 500® Equal Weight Index due January 4, 2028

Hypothetical Returns

If the securities are automatically called:

Hypothetical call date on which securities are automatically called	Hypothetical payment per security on related call settlement date	Hypothetical pre-tax total rate of return(1)
1st call date	$95.50	9.550%
2nd call date	$143.25	14.325%
3rd call date	$191.00	19.100%
4th call date	$238.75	23.875%
5th call date	$286.50	28.650%
6th call date	$334.25	33.425%
7th call date	$382.00	38.200%
8th call date	$429.75	42.975%
Final call date (final calculation day)	$477.50	47.750%

If the securities are not automatically called:

Hypothetical ending level of the lowest performing Index on the final calculation day	Hypothetical index return of the lowest performing Index	Hypothetical maturity payment amount per security	Hypothetical pre-tax total rate of return(1)
99.00	-1.00%	$1,000.00	0.00%
95.00	-5.00%	$1,000.00	0.00%
90.00	-10.00%	$1,000.00	0.00%
80.00	-20.00%	$1,000.00	0.00%
75.00	-25.00%	$1,000.00	0.00%
74.00	-26.00%	$740.00	-26.00%
70.00	-30.00%	$700.00	-30.00%
60.00	-40.00%	$600.00	-40.00%
50.00	-50.00%	$500.00	-50.00%
25.00	-75.00%	$250.00	-75.00%
0.00	-100.00%	$0.00	-100.00%

(1)	The hypothetical pre-tax total rate of return is the number, expressed as a percentage, that results from comparing the maturity payment amount per security to the principal amount of $1,000.

Hypothetical Examples

Example 1. The hypothetical closing level of the lowest performing Index on the first call date is greater than its hypothetical starting level and the securities are automatically called on the first call date:

	S&P MidCap 400® Index	Russell 2000® Index	S&P 500® Equal Weight Index
Hypothetical starting level:	100.00	100.00	100.00
Hypothetical closing level on first call date:	150.00	140.00	130.00

Step 1: Determine which Index is the lowest performing Index on the hypothetical first call date.

In this example, the S&P 500® Equal Weight Index has the lowest index return and is, therefore, the lowest performing Index on the first call date.

Step 2: Determine whether the securities will be automatically called on the applicable call settlement date.

Because the hypothetical closing level of the lowest performing Index on the first call date is greater than its hypothetical starting level, the securities are automatically called on the first call date and you will receive on the related call settlement date the principal amount of your securities plus a call premium of 9.55% of the principal amount. Even though the lowest performing Index on the

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P MidCap 400® Index, the Russell 2000® Index and the S&P 500® Equal Weight Index due January 4, 2028

first call date appreciated by 30.00% from its starting level to its closing level on the first call date in this example, your return is limited to the call premium of 9.55% that is applicable to that call date.

On the call settlement date, you will receive $1,095.50 per security. You will not receive any further payments after the call settlement date.

Example 2. The securities are not automatically called prior to the final call date (the final calculation day). The hypothetical closing level of the lowest performing Index on the final calculation day is greater than its hypothetical starting level and the securities are automatically called on the final calculation day:

	S&P MidCap 400® Index	Russell 2000® Index	S&P 500® Equal Weight Index
Hypothetical starting level:	100.00	100.00	100.00
Hypothetical closing level on each call date prior to the final calculation day:	Various (all above starting level)	Various (all below starting level)	Various (all above starting level)
Hypothetical closing level on final calculation day (i.e., the ending level):	120.00	130.00	140.00

Step 1: Determine which Index is the lowest performing Index on the hypothetical final call date.

In this example, the S&P MidCap 400® Index has the lowest index return and is, therefore, the lowest performing Index on the final call date.

Step 2: Determine whether the securities will be automatically called on the applicable call settlement date.

Because the hypothetical closing level of the lowest performing Index on each call date prior to the final call date (which is the final calculation day) is less than its hypothetical starting level, the securities are not called prior to the final calculation day. Because the hypothetical closing level of the lowest performing Index on the final calculation day is greater than its hypothetical starting level, the securities are automatically called on the final calculation day and you will receive on the related call settlement date (which is the stated maturity date) the principal amount of your securities plus a call premium of 47.75% of the principal amount.

On the call settlement date (which is the stated maturity date), you will receive $1,477.50 per security.

Example 3. The securities are not automatically called. The hypothetical ending level of the lowest performing Index on the final calculation day is less than its hypothetical starting level but greater than its hypothetical threshold level and the maturity payment amount is equal to the principal amount:

	S&P MidCap 400® Index	Russell 2000® Index	S&P 500® Equal Weight Index
Hypothetical starting level:	100.00	100.00	100.00
Hypothetical closing level on each call date prior to the final calculation day:	Various (all below starting level)	Various (all below starting level)	Various (all below starting level)
Hypothetical ending level:	140.00	120.00	90.00
Hypothetical threshold level:	75.00	75.00	75.00

Step 1: Determine which Index is the lowest performing Index on the hypothetical final call date.

In this example, the S&P 500® Equal Weight Index has the lowest index return and is, therefore, the lowest performing Index on the final call date.

Step 2: Determine whether the securities will be automatically called on the applicable call settlement date and, if not, determine the maturity payment amount.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P MidCap 400® Index, the Russell 2000® Index and the S&P 500® Equal Weight Index due January 4, 2028

Because the hypothetical closing level of the lowest performing Index on each call date (including the final calculation day) is less than its hypothetical starting level, the securities are not automatically called.

Because the hypothetical ending level of the lowest performing Index on the final calculation day is greater than its hypothetical threshold level, you will receive the principal amount of your securities at maturity.

On the stated maturity date, you will receive $1,000.00 per security.

Example 4. The securities are not automatically called. The hypothetical ending level of the lowest performing Index on the final calculation day is less than its hypothetical threshold level and the maturity payment amount is less than the principal amount:

	S&P MidCap 400® Index	Russell 2000® Index	S&P 500® Equal Weight Index
Hypothetical starting level:	100.00	100.00	100.00
Hypothetical closing level on each call date prior to the final calculation day:	Various (all below starting level)	Various (all below starting level)	Various (all below starting level)
Hypothetical ending level:	90.00	40.00	110.00
Hypothetical threshold level:	75.00	75.00	75.00

Step 1: Determine which Index is the lowest performing Index on the hypothetical final call date.

In this example, the Russell 2000® Index has the lowest index return and is, therefore, the lowest performing Index on the final call date.

Step 2: Determine whether the securities will be automatically called on the applicable call settlement date and, if not, determine the maturity payment amount.

Because the hypothetical closing level of the lowest performing Index on each call date (including the final calculation day) is less than its hypothetical starting level, the securities are not automatically called.

Because the hypothetical ending level of the lowest performing Index on the final calculation day is less than its hypothetical threshold level, you will lose a portion of the principal amount of your securities and receive the maturity payment amount equal to $400.00 per security, calculated as follows:

$1,000 + ($1,000 × index return of the lowest performing Index on the final calculation day)

$1,000 + ($1,000 × -60.00%)

= $400.00

On the stated maturity date, you will receive $400.00 per security.

This example illustrates that you will be fully exposed to a decrease in the level of the lowest performing Index if the securities are not automatically called and the ending level of the lowest performing Index on the final calculation day is less than its threshold level, even if the ending levels of the other Indices have appreciated or have not declined below their respective threshold levels.

If the securities are not automatically called and the ending level of the lowest performing Index on the final calculation day is less than its threshold level, you will have full downside exposure to the decrease in the level of that Index from its starting level, and you will lose more than 25%, and possibly all, of the principal amount of your securities at maturity.

The hypothetical returns and hypothetical payments on the securities shown above apply only if you hold the securities for their entire term or until automatically called.  These hypotheticals do not reflect the fees or expenses that would be associated with any sale in the secondary market.  If these fees and expenses were included, the hypothetical returns and hypothetical payments shown above would likely be lower.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P MidCap 400® Index, the Russell 2000® Index and the S&P 500® Equal Weight Index due January 4, 2028

The S&P MidCap 400® Index

The S&P MidCap 400® Index consists of stocks of 400 companies selected to provide a performance benchmark for the mid-size market capitalization segment of the U.S. equity markets. For additional information about the S&P MidCap 400® Index, see “Equity Index Descriptions — The S&P MidCap 400® Index” in the accompanying underlying supplement.

Historical Information

The following graph sets forth the historical performance of the S&P MidCap 400® Index based on the daily historical closing levels of the S&P MidCap 400® Index from January 2, 2020 through March 5, 2025. The closing level of the S&P MidCap 400® Index on March 5, 2025 was 3,014.07. We obtained the closing levels above and below from the Bloomberg Professional® service (“Bloomberg”), without independent verification.

The historical closing levels of the S&P MidCap 400® Index should not be taken as an indication of future performance, and no assurance can be given as to the closing level of the S&P MidCap 400® Index on the pricing date or any call date. There can be no assurance that the performance of the S&P MidCap 400® Index will result in the return of any of your principal amount.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P MidCap 400® Index, the Russell 2000® Index and the S&P 500® Equal Weight Index due January 4, 2028

The Russell 2000® Index

The Russell 2000® Index consists of the middle 2,000 companies included in the Russell 3000E™ Index and, as a result of the index calculation methodology, consists of the smallest 2,000 companies included in the Russell 3000® Index. The Russell 2000® Index is designed to track the performance of the small capitalization segment of the U.S. equity market. For additional information about the Russell 2000® Index, see “Equity Index Descriptions — The Russell Indices” in the accompanying underlying supplement.

Historical Information

The following graph sets forth the historical performance of the Russell 2000® Index based on the daily historical closing levels of the Russell 2000® Index from January 2, 2020 through March 5, 2025. The closing level of the Russell 2000® Index on March 5, 2025 was 2,100.748. We obtained the closing levels above and below from Bloomberg, without independent verification.

The historical closing levels of the Russell 2000® Index should not be taken as an indication of future performance, and no assurance can be given as to the closing level of the Russell 2000® Index on the pricing date or any call date. There can be no assurance that the performance of the Russell 2000® Index will result in the return of any of your principal amount.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P MidCap 400® Index, the Russell 2000® Index and the S&P 500® Equal Weight Index due January 4, 2028

The S&P 500® Equal Weight Index

The S&P 500® Equal Weight Index is an equal-weighted version of the S&P 500® Index. The S&P 500® Index consists of stocks of 500 companies selected to provide a performance benchmark for the U.S. equity markets. For additional information about the S&P 500® Equal Weight Index, see “Equity Index Descriptions — The S&P Equal Weight Indices” in the accompanying underlying supplement.

Historical Information

The following graph sets forth the historical performance of the S&P 500® Equal Weight Index based on the daily historical closing levels of the S&P 500® Equal Weight Index from January 2, 2020 through March 5, 2025. The closing level of the S&P 500® Equal Weight Index on March 5, 2025 was 7,156.75. We obtained the closing levels above and below from Bloomberg, without independent verification.

The historical closing levels of the S&P 500® Equal Weight Index should not be taken as an indication of future performance, and no assurance can be given as to the closing level of the S&P 500® Equal Weight Index on the pricing date or any call date. There can be no assurance that the performance of the S&P 500® Equal Weight Index will result in the return of any of your principal amount.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P MidCap 400® Index, the Russell 2000® Index and the S&P 500® Equal Weight Index due January 4, 2028

Tax Considerations

You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement no. WF-1-I. The following discussion, when read in combination with that section, constitutes the full opinion of our special tax counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of securities.

Based on current market conditions, in the opinion of our special tax counsel it is reasonable to treat the securities as “open transactions” that are not debt instruments for U.S. federal income tax purposes, as more fully described in “Material U.S. Federal Income Tax Consequences — Tax Consequences to U.S. Holders — Notes Treated as Open Transactions That Are Not Debt Instruments” in the accompanying product supplement. Assuming this treatment is respected, the gain or loss on your securities should be treated as long-term capital gain or loss if you hold your securities for more than a year, whether or not you are an initial purchaser of securities at the issue price. However, the IRS or a court may not respect this treatment, in which case the timing and character of any income or loss on the securities could be materially and adversely affected. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax (unless an income tax treaty applies) on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. Section 871(m) provides certain exceptions to this withholding regime, including for instruments linked to certain broad-based indices that meet requirements set forth in the applicable Treasury regulations. Additionally, a recent IRS notice excludes from the scope of Section 871(m) instruments issued prior to January 1, 2027 that do not have a delta of one with respect to underlying securities that could pay U.S.-source dividends for U.S. federal income tax purposes (each an “Underlying Security”). Based on our representation that the securities do not have a “delta of one” within the meaning of the regulations, our special tax counsel believes that these regulations should not apply to the securities with regard to non-U.S. Holders, and we have determined to treat the securities as not being subject to Section 871(m). Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If necessary, further information regarding the potential application of Section 871(m) will be provided in the pricing supplement for the securities. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.